Exhibit 99.1

100 N. Broadway Ave

Oklahoma City, OK 73102

www.bancfirst.bank

FOR IMMEDIATE RELEASE

Thursday, July 21, 2022

BANCFIRST CORPORATION REPORTS SECOND QUARTER EARNINGS

BancFirst Corporation (NASDAQ GS:BANF) reported net income of $44.7 million, or $1.34 diluted earnings per share, for the second quarter of 2022 compared to net income of $48.2 million, or $1.45 diluted earnings per share, for the second quarter of 2021. Net income for the six months ended June 30, 2022 was $80.6 million, or $2.42 per share, compared to $90.7 million, or $2.72 per share, for the first half of 2021.

The Company’s net interest income for the second quarter of 2022 increased to $86.9 million from $82.4 million for the quarter ended June 30, 2021. Rising short term interest rates contributed to the increase. The net interest margin for the quarter was 3.05% and 3.32% a year ago. The margin for the second quarter of 2021 was positively impacted by higher PPP fees, which were $11.9 million compared to $400,000 for the current quarter.

For the second quarter of 2022 the Company recorded a provision for credit losses of $501,000 compared to a net benefit from reversal of provisions of $9.9 million for the quarter ended June 30, 2021. Provisions for credit losses have stabilized in 2022 after the economic downturn and recovery from the effects of the COVID pandemic.

Noninterest income for the quarter totaled $42.6 million down from $44.6 million last year. The decrease in noninterest income in 2022 was attributable to a purchase gain of $6.0 million in the second quarter of 2021. Total noninterest expense for the current quarter was relatively flat at $73.7 million but included a gain of $3.1 million from the sale of the Company’s prior headquarters that was carried in other real estate owned, as well as a write down of an equity investment of $1.5 million.

The Company’s effective tax rate was 19.1% compared to 23.4% for the second quarter of 2021. The lower effective tax rate was driven by the exercising of stock options during the quarter that produced higher tax deductions for compensation, and a lower state income tax rate.

At June 30, 2022, the Company’s total assets were $12.5 billion compared to $9.4 billion at December 31, 2021. Deposits totaled $11.1 billion, an increase of $3.1 billion from December 31, 2021. The balance sheet growth was driven by the return of customer deposits from off-balance sheet sweep accounts, continued deposit growth and the acquisition of Worthington National Bank. Loans totaled $6.6 billion compared to $6.2 billion at December 31, 2021. Loan growth during the first two quarters of 2022, net of acquired loans and PPP, was $247 million, or 4%. The Company’s total stockholders’ equity was $1.2 billion, an increase of $14 million over December 31, 2021.

Asset quality remained strong as nonaccrual loans continued to decline, totaling $13.7 million, which represented 0.21% of total loans at June 30, 2022, down from 0.34% at year-end 2021. The allowance for credit losses to total loans stood at 1.31% at June 30, 2022 down from 1.36% at the end of 2021.

BancFirst Corporation CEO David Harlow commented, “The Company performed well in the second quarter with meaningful core margin expansion as a result of the 150 basis points of increase in the fed funds rate since tightening began in March. All eyes continue to be on the Fed and to what degree its policy will be successful in bringing inflation under control without sending the economy into recession. Regardless of the ultimate outcome, the Company is well positioned with a strong capital base, a credit culture that has outperformed through various cycles, and an Oklahoma/DFW footprint positioned for long-term, sustainable growth.”

BancFirst Corporation (the Company) is an Oklahoma based financial services holding company. The Company operates three subsidiary banks, BancFirst, an Oklahoma state-chartered bank with 107 banking locations serving 59 communities across Oklahoma, Pegasus Bank, with three banking locations in Dallas, TX and Worthington National Bank with one location in Arlington, Texas, one location in Colleyville, Texas and two Fort Worth, Texas locations. More information can be found at www.bancfirst.bank.

The Company may make forward-looking statements within the meaning of Section 27A of the securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 with respect to earnings, credit quality, corporate objectives, interest rates and other financial and business matters. Forward-looking statements include estimates and give management’s current expectations or forecasts of future events. The Company cautions readers that these forward-looking statements are subject to numerous assumptions, risks and uncertainties, including economic conditions, the performance of financial markets and interest rates; legislative and regulatory actions and reforms; competition; as well as other factors, all of which change over time. Actual results may differ materially from forward-looking statements.

For additional information call:

Kevin Lawrence, Chief Financial Officer at (405) 270-1003 or

David Harlow, Chief Executive Officer at (405) 270-1082.

BancFirst Corporation

Summary Financial Information

(Dollars in thousands, except per share and share data - Unaudited)

	2022	2022	2021	2021	2021
	2nd Qtr	1st Qtr	4th Qtr	3rd Qtr	2nd Qtr
Condensed Income Statements:
Net interest income	$86,867	$75,507	$75,898	$80,190	$82,363
Provision for (benefit from) credit losses	501	2,936	(224)	1,483	(9,949)
Non-interest income:
Trust revenue	3,949	3,506	3,336	3,210	3,264
Service charges on deposits	21,618	21,375	22,095	21,706	20,524
Securities transactions	-	(3,915)	630	150	172
Income from sales of loans	1,256	1,666	1,545	1,594	2,133
Insurance commissions	5,302	7,427	6,075	6,666	5,015
Cash management	4,447	3,131	3,115	3,127	3,068
Other	6,026	10,460	8,897	3,333	10,442
Total noninterest income	42,598	43,650	45,693	39,786	44,618

Non-interest expense:
Salaries and employee benefits	45,284	43,932	42,887	42,267	41,992
Occupancy expense, net	4,734	4,403	4,521	5,086	4,528
Depreciation	4,647	4,775	4,708	4,207	4,133
Amortization of intangible assets	857	831	759	755	809
Data processing services	1,975	1,805	1,663	1,734	1,660
Net (income) expense from other real estate owned	(510)	1,794	2,412	1,810	3,357
Marketing and business promotion	1,591	2,073	2,080	1,796	1,648
Deposit insurance	1,196	1,128	968	846	766
Other	13,943	11,771	16,783	11,713	15,130
Total noninterest expense	73,717	72,512	76,781	70,214	74,023
Income before income taxes	55,247	43,709	45,034	48,279	62,907
Income tax expense	10,540	7,794	6,866	9,529	14,715
Net income	$44,707	$35,915	$38,168	$38,750	$48,192
Per Common Share Data:
Net income-basic	$1.36	$1.10	$1.17	$1.18	$1.47
Net income-diluted	1.34	1.08	1.15	1.16	1.45
Cash dividends declared	0.36	0.36	0.36	0.36	0.34
Common shares outstanding	32,781,198	32,725,587	32,603,118	32,572,217	32,784,513
Average common shares outstanding -
Basic	32,749,752	32,666,916	32,585,784	32,744,104	32,779,227
Diluted	33,418,482	33,315,333	33,180,680	33,267,955	33,405,923
Performance Ratios:
Return on average assets	1.42%	1.22%	1.33%	1.37%	1.79%
Return on average stockholders’ equity	15.14	12.33	13.02	13.42	17.42
Net interest margin	3.05	2.78	2.87	3.09	3.32
Efficiency ratio	56.94	60.85	63.15	58.52	58.29

BancFirst Corporation
Summary Financial Information
(Dollars in thousands, except per share and share data - Unaudited)

	Six months ended
	June 30,
	2022	2021
Condensed Income Statements:
Net interest income	$162,374	$159,569
Provision for (benefit from) credit losses	3,437	(9,949)
Non-interest income:
Trust revenue	7,455	6,366
Service charges on deposits	42,993	39,624
Securities transactions	(3,915)	267
Income from sales of loans	2,922	4,143
Insurance commissions	12,729	11,004
Cash management	7,578	6,071
Other	16,486	17,078
Total noninterest income	86,248	84,553

Non-interest expense:
Salaries and employee benefits	89,216	81,569
Occupancy expense, net	9,137	8,876
Depreciation	9,422	8,010
Amortization of intangible assets	1,688	1,602
Data processing services	3,780	3,338
Net expense from other real estate owned	1,284	4,867
Marketing and business promotion	3,664	3,527
Deposit insurance	2,324	1,642
Other	25,714	25,555
Total noninterest expense	146,229	138,986
Income before income taxes	98,956	115,085
Income tax expense	18,334	24,373
Net income	$80,622	$90,712
Per Common Share Data:
Net income-basic	$2.46	$2.77
Net income-diluted	2.42	2.72
Cash dividends declared	0.72	0.68
Common shares outstanding	32,781,198	32,784,513
Average common shares outstanding -
Basic	32,708,563	32,768,102
Diluted	33,366,799	33,407,693
Performance Ratios:
Return on average assets	1.32%	1.74%
Return on average stockholders’ equity	13.74	16.67
Net interest margin	2.92	3.34
Efficiency ratio	58.82	56.93

BancFirst Corporation
Summary Financial Information
(Dollars in thousands, except per share and share data - Unaudited)

	2022	2022	2021	2021	2021
	2nd Qtr	1st Qtr	4th Qtr	3rd Qtr	2nd Qtr
Balance Sheet Data:

Total assets	$12,530,073	$12,624,431	$9,405,612	$11,302,771	$11,015,287
Interest-bearing deposits with banks	3,590,311	3,816,532	1,821,203	3,836,809	3,373,099
Debt securities	1,205,894	1,211,668	534,500	529,484	563,771
Total loans	6,620,643	6,504,477	6,194,218	6,037,886	6,207,262
Allowance for credit losses	(86,935)	(87,239)	(83,936)	(86,463)	(83,963)
Deposits	11,142,688	11,250,971	8,091,914	9,992,044	9,728,389
Stockholders' equity	1,185,695	1,167,802	1,171,734	1,146,874	1,131,591
Book value per common share	36.17	35.68	35.94	35.21	34.52
Tangible book value per common share (non-GAAP)(1)	29.90	29.51	30.80	30.04	29.35
Balance Sheet Ratios:
Average loans to deposits	58.66%	59.72%	60.16%	61.56%	65.36%
Average earning assets to total assets	90.89	91.92	92.13	92.13	92.01
Average stockholders' equity to average assets	9.40	9.86	10.19	10.22	10.25
Asset Quality Data:
Past due loans	$4,771	$6,360	$4,964	$5,186	$4,386
Nonaccrual loans (5)	13,712	17,453	20,892	26,607	29,802
Restructured loans	2,174	2,345	3,665	7,073	7,485
Total nonperforming and restructured loans	20,657	26,158	29,521	38,866	41,673
Other real estate owned and repossessed assets	39,209	39,729	39,553	39,060	40,183
Total nonperforming and restructured assets	59,866	65,887	69,074	77,926	81,856
Nonaccrual loans to total loans	0.21%	0.27%	0.34%	0.44%	0.48%
Nonaccrual loans to total Non-PPP loans (non-GAAP)(3)	0.21	0.27	0.34	0.46	0.51
Nonperforming and restructured loans to total loans	0.31	0.40	0.48	0.64	0.67
Nonperforming and restructured loans to total Non-PPP loans (non-GAAP)(3)	0.31	0.40	0.48	0.67	0.71
Nonperforming and restructured assets to total assets	0.48	0.52	0.73	0.69	0.74
Allowance to total loans	1.31	1.34	1.36	1.43	1.35
Allowance to total Non-PPP loans (non-GAAP)(3)	1.31	1.35	1.37	1.48	1.44
Allowance to nonaccrual loans	634.01	499.83	401.76	324.96	281.73
Allowance to nonperforming and restructured loans	420.84	333.51	284.33	222.46	201.48
Net charge-offs to average loans	0.01	0.00	0.03	0.01	0.06

Reconciliation of Tangible Book Value Per Common Share (non-GAAP)(2):

Stockholders' equity	$1,185,695	$1,167,802	$1,171,734	$1,146,874	$1,131,591
Less goodwill	183,639	176,563	149,922	149,922	149,922
Less intangible assets, net	21,743	25,456	17,566	18,325	19,283
Tangible stockholders’ equity (non-GAAP)	$980,313	$965,783	$1,004,246	$978,627	$962,386
Common shares outstanding	32,781,198	32,725,587	32,603,118	32,572,217	32,784,513
Tangible book value per common share (non-GAAP)	$29.90	$29.51	$30.80	$30.04	$29.35

(1) Refer to the “Reconciliation of Tangible Book Value per Common Share (non-GAAP)” Table.

(2) Tangible book value per common share is stockholders’ equity less goodwill and intangible assets, net, divided by common shares outstanding. This amount is a non-GAAP financial measure but has been included as it is considered to be a critical metric with which to analyze and evaluate the financial condition and capital strength of the Company. This measure should not be considered a substitute for operating results determined in accordance with GAAP.

Reconciliation of Non-PPP loan ratios (non-GAAP)(4):

Total loans	$6,620,643	$6,504,477	$6,194,218	$6,037,886	$6,207,262
Less PPP loans	3,206	30,605	80,412	201,208	368,620
Total Non-PPP loans (non-GAAP)	$6,617,437	$6,473,872	$6,113,806	$5,836,678	$5,838,642

Nonaccrual loans (5)	13,712	17,453	20,892	26,607	29,802
Nonaccrual loans to total Non-PPP loans (non-GAAP)	0.21%	0.27%	0.34%	0.46%	0.51%
Total nonperforming and restructured loans	20,657	26,158	29,521	38,866	41,673

Nonperforming and restructured loans to total Non-PPP loans (non-GAAP)	0.31%	0.40%	0.48%	0.67%	0.71%
Allowance for credit losses	(86,935)	(87,239)	(83,936)	(86,463)	(83,963)
Allowance to total Non-PPP loans (non-GAAP)	1.31%	1.35%	1.37%	1.48%	1.44%

(3) Refer to the “Reconciliation of Non-PPP loan ratios (non-GAAP)” Table.

(4) Nonaccrual loans to total Non-PPP loans is nonaccrual loans, divided by total loans less Paycheck Protection Program (PPP) loans. Nonperforming and restructured loans to total Non-PPP loans is nonperforming and restructured loans, divided by total loans less PPP loans. Allowance to total Non-PPP loans is allowance for credit losses, divided by total loans less PPP loans. These amounts are non-GAAP financial measures but have been included as they are considered critical metrics with which to analyze and evaluate the financial condition and capital strength of the Company. These measures should not be considered substitutes for operating results determined in accordance with GAAP.

(5) Government Agencies guarantee approximately $2.1 million of nonaccrual loans at June 30, 2022.

BancFirst Corporation

Consolidated Average Balance Sheets

And Interest Margin Analysis

Taxable Equivalent Basis

(Dollars in thousands - Unaudited)

	Three Months Ended			Six Months Ended
	June 30, 2022			June 30, 2022
		Interest	Average		Interest	Average
	Average	Income/	Yield/	Average	Income/	Yield/
	Balance	Expense	Rate	Balance	Expense	Rate
ASSETS
Earning assets:
Loans	$6,566,437	$78,836	4.82%	$6,463,687	$151,902	4.74%
Debt securities – taxable	1,192,371	5,142	1.73	1,149,037	8,923	1.57
Debt securities – tax exempt	3,682	28	3.08	4,225	62	2.95
Interest bearing deposits with banks and FFS	3,686,883	7,605	0.83	3,618,260	9,363	0.52
Total earning assets	11,449,373	91,611	3.21	11,235,209	170,250	3.06

Nonearning assets:
Cash and due from banks	291,470			280,304
Interest receivable and other assets	943,850			864,988
Allowance for credit losses	(87,434)			(86,337)
Total nonearning assets	1,147,886			1,058,955
Total assets	$12,597,259			$12,294,164

LIABILITIES AND STOCKHOLDERS’ EQUITY
Interest bearing liabilities:
Transaction deposits	$977,424	$212	0.09%	$959,898	$403	0.08%
Savings deposits	4,328,065	2,733	0.25	4,249,720	3,874	0.18
Time deposits	665,660	641	0.39	659,907	1,290	0.39
Short-term borrowings	6,716	12	0.72	4,599	13	0.56
Subordinated debt	86,006	1,031	4.81	85,999	2,061	4.83
Total interest bearing liabilities	6,063,871	4,629	0.31	5,960,123	7,641	0.26

Interest free funds:
Noninterest bearing deposits	5,223,063			5,053,996
Interest payable and other liabilities	126,279			97,146
Stockholders’ equity	1,184,046			1,182,899
Total interest free funds	6,533,388			6,334,041
Total liabilities and stockholders’ equity	$12,597,259			$12,294,164
Net interest income		$86,982			$162,609
Net interest spread			2.90%			2.80%
Effect of interest free funds			0.15%			0.12%
Net interest margin			3.05%			2.92%